Exhibit 10.4

            ISDA Master Agreement, relating to the Class 5A-3 Floating Rate Certificates, dated as of December 3, 1999 among Credit Suisse Financial Products and Bank One, National Association, as grantor trustee, including the Schedule to the Master Agreement, with attached Exhibits, and the Confirmation, dated December 3, 1999, relating to the Master Agreement.

                                                                            10.4
(Multicurrency--Cross Border)

                                ISDA(Registered)
                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                         dated as of ___________________

_________________________________ and __________________________________________

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:--

1.    Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.    Obligations

(a)   General Conditions.

      (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

      (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

      (iii) Each obligation of each party under Section 2(a)(i) is subject to
      (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
      (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
      (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable:--

      (i)   in the same currency; and

      (ii)  in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)   Deduction or Withholding for Tax.

      (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

            (1) promptly notify the other party ("Y") of such requirement;

            (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

            (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

            (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

                  (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                  (B) the failure of a representation made by Y pursuant to
                  Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.


                                       2                   ISDA(Registered) 1992

      (ii) Liability. If:--

            (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

            (2) X does not so deduct or withhold; and

            (3) a liability resulting from such Tax is assessed directly against X,

      then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.    Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a)   Basic Representations.

      (i) Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

      (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

      (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

      (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

      (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).


                                       3                   ISDA(Registered) 1992

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material aspect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.    Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

      (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

      (ii) any other documents specified in the Schedule or any Confirmation;
      and

      (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorizations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organized, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the


                                       4                   ISDA(Registered) 1992
purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.    Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

      (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

      (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

      (iii) Credit Support Default.

            (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

            (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

            (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

      (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

      (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party
      (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

      (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or


                                       5                   ISDA(Registered) 1992
      becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

      (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

            (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors;
            (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;
            (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

      (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

            (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

            (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

      (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--


                                       6                   ISDA(Registered) 1992

            (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

            (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

      (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

      (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

      (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

      (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.    Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.


                                       7                   ISDA(Registered) 1992

      (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

      (ii) Transfer to Avoid Termination Event. If either an Illegality under
      Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

      If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

      Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

      (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

      (iv) Right to Terminate. If:--

            (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

            (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) Effect of Designation.

      (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

      (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.


                                       8                   ISDA(Registered) 1992

      (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

      (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

      (i) Events of Default. If the Early Termination Date results from an Event of Default:--

            (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

            (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

            (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

            (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

      (ii) Termination Events. If the Early Termination Date results from a Termination Event:--


                                       9                   ISDA(Registered) 1992

            (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

            (2) Two Affected Parties. If there are two Affected Parties:--

                  (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                  (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

            If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

      (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

      (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.    Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.    Contractual Currency


                                       10                  ISDA(Registered) 1992

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.    Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

      (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.


                                       11                  ISDA(Registered) 1992

      (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.   Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organization of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.   Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.   Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

      (i) if in writing and delivered in person or by courier, on the date it is delivered;

      (ii) if sent by telex, on the date the recipient's answerback is received;

      (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

      (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

      (v) if sent by electronic messaging system, on the date that electronic message is received,


                                       12                  ISDA(Registered) 1992
unless the date of delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.   Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

      (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

      (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.   Definitions

As used in this Agreement:--

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).


                                       13                  ISDA(Registered) 1992

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).


                                       14                  ISDA(Registered) 1992

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obligated to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).


                                       15                  ISDA(Registered) 1992

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organized, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).


                                       16                  ISDA(Registered) 1992

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


-----------------------------------          -----------------------------------
           (Name of Party)                             (Name of Party)


By_________________________________          By_________________________________
   Name:                                        Name:
   Title:                                       Title:
   Date:                                        Date:


                                       17                  ISDA(Registered) 1992

                                                                     Class 5 A-3

                                    SCHEDULE
                                     to the
                                Master Agreement
                          dated as of December 3, 1999
                                     between

                  CREDIT SUISSE FINANCIAL PRODUCTS ("Party A"),

                                       And

             BANK ONE, NATIONAL ASSOCIATION, (the "Grantor Trustee")
                          acting as Grantor Trustee for

The Washington Mutual Bank, FA Series 1999-WM1 Grantor Trust ("Party B"), a trust formed pursuant to a grantor trust agreement dated as of November 1, 1999 (as amended and supplemented from time to time, the "Grantor Trust Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Washington Mutual Bank, FA, as Seller and Servicer, and the Grantor Trustee for the benefit of the holders of the Class 5 A-3 Floating Rate Certificates.

Part 1. Termination Provisions

In this Agreement:

(a)   "Specified Entity" shall not apply for purposes of this Agreement.

(b) "Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

(c) The "Default under Specified Transaction" provisions of Section 5(a)(v), the "Cross Default" provisions of Section 5(a)(vi), and the "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(d) The "Automatic Early Termination" provisions of Section 6(a) will not apply to Party A and will not apply to Party B.

(e) Payments on Early Termination. As provided in Section 4(i) of the Confirmation.

(f)   "Termination Currency" means United States Dollars ("USD").

(g) The "Default Interest" provisions of Section 2(e) will not apply for purposes of this Agreement.

Part 2. Tax Representations.

(a) Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following representation:

            It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) and 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form of document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A makes the following representations:

            "For the purpose of Section 3(f), Party A represents that it is fully eligible for the benefits of the "Business Profits" or "Industrial or Commercial Profits" provision, as the case may be, and the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement that is not effectively connected with its conduct of a trade or business in the Specified Jurisdiction and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.

            Each payment received or to be received by Party A in connection with this Agreement that is not eligible for the benefits of the Specified Treaty will be effectively connected with its conduct of a trade or business in the Specified Jurisdiction.

            Specified Treaty means the Convention Between the United States of America and the Government of the United Kingdom of Great Britain and Northern Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital Gain.

            Specified Jurisdiction means the United States of America."

Part 3. Agreement to Deliver Documents.

      For the purpose of Sections 3(d), 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a) Tax forms, documents or certificates to be delivered are:

=========================================================================================================
Party required
to deliver                                                Date by which               Covered by Section
document                 Form/Document/Certificate        to be delivered             3(d) Representation
--------                 -------------------------        ---------------             -------------------
---------------------------------------------------------------------------------------------------------
Party B                  Any form or document that may    Promptly upon reasonable    Yes
                         be reasonably requested, and     demand by the other party.
                         that Party B is eligible to
                         provide, in order to allow the
                         requesting party to make a
                         payment without (or with
                         reduced) withholding Tax.
---------------------------------------------------------------------------------------------------------
Party A                  An accurate and complete         Within 30 days of the       Yes
                         signed copy of Internal          execution and delivery of
                         Revenue Service Form 1001 and    this Agreement, but in no
                         all other related forms          event later than the date
                         (including any certificate       of the first payment made
                         with respect thereto) as Party   by Party B to Party A in
                         B may reasonably request, and    connection with the
                         two accurate and completed       Agreement.
                         signed copies of Internal
                         Revenue Service Form 4224, and
                         all other related forms
                         (including any certificate
                         with respect thereto) as Party
                         B may reasonably request.
=========================================================================================================

(b) Other documents to be delivered are:

=========================================================================================================
Party required to                                         Date by which to be         Covered by
deliver document         Form/Document/Certificate        delivered                   Section 3(d)
----------------         -------------------------        ---------                   ------------
---------------------------------------------------------------------------------------------------------
Party A                  Opinions of counsel for Party    Upon execution of this      No
                         A substantially in the form of   Agreement
                         Exhibit A to this Schedule
---------------------------------------------------------------------------------------------------------
Party A                  An incumbency certificate with   Upon execution of this      Yes
                         respect to the signatory of      Agreement
                         this Agreement
---------------------------------------------------------------------------------------------------------
Party B                  An opinion of counsel for        Upon execution of this      No
                         Party B substantially in the     Agreement
                         form of Exhibit B to this
                         Schedule
---------------------------------------------------------------------------------------------------------
Party B                  An incumbency certificate with   Upon execution of this      Yes
                         respect to the signatory of      Agreement
                         this Agreement
=========================================================================================================

Part 4. Miscellaneous.

(a) Addresses for Notices. For the purpose of Section 12(a):

      Address for notices or communications to Party A:

      Address:       Credit Suisse Financial Products
                     One Cabot Square
                     London E14 4QJ
      Attention: (1) Co-Heads of Global Trading;
                 (2) Managing Director -
                     Operations Department;
                 (3) Director - Legal Department

              Telex No.: 264521     Answerback: CSFINP G
      (For all purposes.)

      (2) For the purpose of facsimile notices or communications under this Agreement (other than a notice or communication under Section 5 or 6):

              Facsimile No.: 0171 888 2686
              Attention:  Director - Legal Department

Telephone number for oral confirmation of receipt of facsimile in legible form:
0171 888 2028 Designated responsible employee for the purposes of Section 12(a)(iii): Senior Legal Secretary"

      Address for notices or communications to Party B:

      Address: Washington Mutual Bank, FA Series 1999-WM1 Grantor Trust c/o Bank One, National Association, as Grantor Trustee
                  1 Bank One Plaza
                  Suite IL1-0126
                  Chicago, IL 60670-0126
                  Attention: Global Corporate Trust Services

                  Telephone No.: 312-407-1902
                  Facsimile No.: 312-407-1708

      with a copy to:

                  Washington Mutual Bank, FA Series 1999-WM1 Grantor Trust c/o Washington Mutual Bank, FA
                  9200 Oakdale Avenue
                  Chatsworth, California 91311

                  Attention:  Fay L. Chapman
                  Telephone No.: 206-490-8189
                  Facsimile No.: 206-461-5739

                  For all purposes.

(b)   Process Agent. For the purpose of Section 13(c):

(c) Party A appoints as its Process Agent: Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, NY 10010 (Attention:
      Director, Legal and Compliance Department).

      Party B appoints as its Process Agent: Not applicable.

(d)   Offices. The provisions of Section 10(a) will apply to this Agreement.

(e)   Multibranch Party. For the purpose of Section 10(c) of this Agreement.

      Party A is not a Multibranch Party.

      Party B is not a Multibranch Party.

(f)   Calculation Agent. Party A.

(g)   Credit Support Document. Details of any Credit Support Document:

      In the case of Party A: Not applicable.

      In the case of Party B: Not applicable.

(h)   Credit Support Provider.

      In relation to Party A: Not applicable

      In relation to Party B: Not applicable

(i) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine but without prejudice to the provisions of Section 5-1401 of the General Obligations Law of the State of New York) and each party submits to the jurisdiction of the courts of the State of New York.

(j) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to any of the Transactions.

(k) "Affiliate" will have the meaning specified in Section 14 of this Agreement, except that with respect to Party B there shall be deemed to be no Affiliates.

Part 5. Other Provisions.

(a) Confirmation. Each Confirmation supplements, forms part of, and will be read and construed as one with, this Agreement.

(b) Waiver of Trial By Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter this Agreement by, among other things, the mutual waivers and certifications in this Section.

(c) Non-Petition. Party A hereby agrees that it will not bring or join in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law against Party B in connection with any obligations relating to this Agreement, prior to the date which is one year and one day after all Floating Rate Certificates (as such term is defined in the Grantor Trust Agreement) of Party B have been paid in full.

(d) Assignment. In the event the long-term unsecured, unsubordinated debt rating of Party A is lowered to below the category of BBB- by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P") or Baa3 by Moody's Investors Service, Inc. ("Moody's") or such rating agencies' then equivalent ratings, or such ratings are withdrawn by either S&P or Moody's, Party A shall assign and delegate its rights and obligations under any Transaction to a replacement counterparty, subject to the prior written direction of Party B.

(e) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into this Agreement that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary):

      (i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into this Agreement and as to whether this Agreement is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Agreement; it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into this Agreement. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Agreement.

      (ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement. It is also capable of assuming, and assumes, the risks of this Agreement.

      (iii) Status of Parties. The other party is not acting as a fiduciary for or as adviser to it in respect of this Agreement.

(f) Additional Representations. Each of Party A and Party B represents that it is an "eligible swap participant" as defined in Commodities Futures Trading Commission Rule 35.1(b)(2)(vi) (17 C.F.R. 35(b)(2)(vi)).

(g)   Negative Interest Rates. Party A and Party B agree that:

      if, with respect to a Calculation Period for a Transaction, a party ("X") is obligated to pay a Floating Amount that is a negative number (either by reason of a negative Floating Rate or the subtraction of a Spread from the Floating Rate), the Floating Amount with respect to X for that Calculation Period will be deemed to be zero.

(h) Limited Recourse. It is expressly understood and agreed by the parties hereto that (i) this Agreement and the Transaction entered into pursuant to this Agreement is entered into by Bank One, National Association, not individually or personally but solely as Grantor Trustee of the Washington Mutual Bank, NA Series 1999-WM1 Grantor Trust (the "Trust") in the exercise of the powers and authority conferred and vested in it, (ii) the representations, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by the Grantor Trustee but are made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the Grantor Trustee, individually or personally, to perform any covenant either expressed or implied contained herein on the part of the Trust, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any Persons claiming by, through or under such parties; provided, however, that the Grantor Trustee shall be liable in its individual capacity for its own willful misconduct or negligence and (iv) under no circumstances shall the Grantor Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

(i) "Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction between the parties are subject to the 1991 ISDA Definitions as amended by the 1998 Supplement thereto as published by the International Swap Dealers Association, Inc. (the "Definitions"), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are incorporated by reference in and shall be deemed a part of this Agreement, except that references in the Definitions to a "Swap Transaction" shall be deemed references to the "Transaction" for purposes of this Agreement. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail.

(j) Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:-

            "to another account in the same legal and tax jurisdiction as the original account"

(k) Incorporation of Protocol Terms. The parties agree that the definitions and provisions contained in Annexes 1 to 5 and Section 6 of the EMU Protocol published by the International Swaps and Derivatives Association, Inc., on 6 May, 1998 are incorporated into and apply to this Agreement. References in those definitions and provisions to any "ISDA Master Agreement" will be deemed to be references to this Agreement."

      The parties executing this Schedule have executed the Master Agreement and have agreed as to the contents of this Schedule.


                                    CREDIT SUISSE FINANCIAL PRODUCTS


                                    By: ______________________________________
                                    Name:
                                    Title:


                                    By: ______________________________________
                                    Name:
                                    Title:


                                    WASHINGTON MUTUAL BANK, FA SERIES
                                         1999-WM1 GRANTOR TRUST
                                    BANK ONE, NATIONAL ASSOCIATION, solely in its capacity as Grantor Trustee for the benefit of the holders of the Class 5 A-3 Floating Rate Certificates and not in its individual capacity


                                    By: ______________________________________
                                    Name:
                                    Title:

                              EXHIBIT A to Schedule

                    [Form of Opinion of Counsel for Party A.]
             On the letterhead of Credit Suisse Financial Products]

[date]

To:   [           ]

Dear Sirs,

            This Opinion is furnished to you pursuant to Part 3 of the Schedule to the ISDA Master Agreement, dated as of [date of Agreement] (the "Master Agreement") by and between Credit Suisse Financial Products ("CSFP") and [name of counterparty] (the "Company") [and a confirmation dated [ ] (the "Specified Confirmation") between the Company and CSFP, which supplements and forms part of the Master Agreement (the Master Agreement and the Specified Confirmation together the "Agreement"). I am delivering this Opinion, not in an individual capacity, but solely as an employee of CSFP working, at present, as internal legal counsel in its Legal and Compliance Department.

            In giving this Opinion I have examined [draft][executed] copies of the Agreement and of such documents, corporate records, certificates of public officials and other instruments certified or otherwise identified to my satisfaction and I have relied on information obtained from public records, officers of CSFP and such other sources as I have deemed necessary or appropriate for the purposes of this Opinion.

            In giving this Opinion, I have assumed:

      (a)   that the Agreement is within the capacity and power of the Company;

      (b) that the Agreement will be duly authorised, executed and delivered by the Company;

      (c) the genuineness of all signatures (other than the signature of CSFP under the Agreement), the authenticity of all agreements, certificates, instruments, and documents examined by me and the conformity to the originals of all agreements, certificates, instruments and documents submitted to me as originals;

      (d)   that all documents examined by me remain complete and up to date;
            and

      (e) that insofar as any obligation falls to be performed in any jurisdiction outside England, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction.

            Upon the basis of the foregoing and subject to the qualifications set out below, I am of the opinion that at the date hereof so far as the present laws of England are concerned:

1. CSFP is a company incorporated in England and Wales with unlimited liability. It is currently a bank listed as an Authorised Institution under the Banking Act 1987;

2. save for obtaining the necessary authorisations under the provisions of the Financial Services Act, which authorisations have been obtained by CSFP, CSFP is not required to obtain any authorisation, consent, approval, exemption or licence from any governmental authority of England as a condition to the execution and delivery of the Agreement;

3. CSFP has the requisite corporate power and authority to enter into the Agreement and to perform its obligations thereunder, and the Agreement has been duly authorised and [duly executed and delivered by CSFP and constitutes valid, binding and enforceable obligations of CSFP][when executed and delivered by CSFP shall constitute its valid, binding and enforceable obligations]; and

4. the obligations of CSFP under the Agreement rank at least pari passu in priority of payment with all other unsecured unsubordinated obligations of CSFP, excepting only those obligations preferred by operation of law.

The Opinion set forth above is subject to the following qualifications:-

(i) This Opinion is confined solely to the laws of England as in force at the date of this Opinion and I have made no investigation and no opinion is expressed or implied as to the laws of any other jurisdiction. I have assumed that no foreign law qualifies or affects my Opinion as set out above. This Opinion shall, itself, be construed and interpreted in accordance with the laws of England and Wales.

(ii) As used in this Opinion, the term "enforceable" means that each obligation or document is of a type and form enforced by the English courts. The term does not address the extent to which a judgment obtained in a court outside England will be enforceable in England. Certain rights and obligations may be qualified by the nature of the remedies available in the English courts, the acceptance by such courts of jurisdiction, the power of such courts to stay proceedings, the provisions of the Limitation Act 1980, doctrines of good faith and fair conduct and laws based on those doctrines and other principles of law and equity of general application.

(iii) This Opinion is subject to all insolvency and other laws affecting the rights of creditors generally.

(iv) Section 2(e) of the Master Agreement provides for interest to be paid on overdue amounts. Such interest may amount to a penalty under English law and may therefore not be recoverable. Under English law a contractual provision conferring or imposing a remedy or an obligation consequent upon default, particularly if it involves enforcing an additional pecuniary remedy (such as default or overdue interest) referrable to such default, might be held by an English court to be irrecoverable on the grounds that it is a penalty and thus void. The provision for liquidated damages will only be enforceable if the calculation is a genuine pre-estimate of the loss which will be suffered as a result of the relevant default, though the fact that any such provision was held to be void would not of itself prejudice the legality or validity of any other provision of the Agreement and if in the opinion of the court a provision for liquidated damages does not represent a genuine pre-estimate of loss and is therefore an unenforceable penalty, the court will apply the normal rules in relation to the calculation of damages.

(v) I express no opinion as to the availability of any specific remedy other than monetary damages for the enforcement of any obligation of CSFP and this Opinion should not be taken to imply that an English court will necessarily grant any remedy, the availability of which is subject to equitable considerations or which is otherwise in the discretion of the court and, in particular, orders for specific performance and injunctions, which are discretionary remedies under English law, will not be available where damages are considered by the court to be an adequate alternative remedy.

(vi) An English court may stay proceedings brought in an English court if concurrent proceedings are being brought elsewhere.

(vii)  Any term of the Agreement may be amended orally by the parties despite
       Section 9(b) of the Master Agreement.

(viii) (The provisions of Section 11 of the Master Agreement which include an indemnity for the costs of litigation are subject to the discretion of the court to decide whether and to what extent a party to litigation should be awarded the costs incurred by it in connection with the litigation.

(ix) Whilst in the event of any proceedings being brought in an English court in respect of a monetary obligation expressed to be payable in a currency other than pounds sterling of the United Kingdom, the court would have power to give judgment expressed as an order to pay such currency, it may decline to do so in its discretion, and an English court might not enforce the benefit of currency conversion clauses and may require that all claims or debts be converted into pounds sterling at an exchange rate determined by the court as at date relating to such proceeding, such as the date of commencement of winding-up.

This Opinion is given to you, [the Company], solely for your benefit and may not be relied upon for any purposes other than the entry into and performance of the Agreement. You are requested not to give copies to others without my prior written permission except that copies may be released to your legal advisers and auditors for the purposes of information only on the strict understanding that I assume no responsibility whatsoever to them as a result or otherwise.

                                    Yours faithfully
                                    CREDIT SUISSE FINANCIAL PRODUCTS

                                    Jeanette D. Whomersley

                                    Vice President - Legal & Compliance

                                          Department

                               [CSFBC LETTERHEAD]

                                December 3, 1999

Bank One, National Association
 solely in its capacity as Grantor Trustee for and on behalf of
Washington Mutual Bank, FA Series 1999-WM1 Grantor Trust
1 Bank One Plaza
Chicago, Illinois 60670

Dear Sirs:

      I am a Director of Credit Suisse First Boston Corporation., an affiliate of Credit Suisse Financial Products ("CSFP"). At your request, I am delivering this opinion as counsel to CSFP in connection with the Agreement (as defined below) . Unless otherwise defined, capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.

      For purposes of delivering the opinions set forth below, I have reviewed copies of the following documents:

(i) ISDA Master Agreement dated as of December 3, 1999 (the "Master Agreement") between CSFP and Bank One, National Association solely in its capacity as Grantor Trustee (the "Counterparty") for and on behalf of Washington Mutual Bank, FA Series 1999-WM1 Grantor Trust (the "Trust") for the benefit of holders of the Class _A-_(1) Floating Rate Certificates to be issued by the Trust; and

(ii) the Confirmation dated December 3, 1999 (the "Confirmation") between CSFP and the Counterparty relating to the Class _A-_ Floating Rate Certiticates to be issued by the Trust (the Confirmation together with the Master Agreement is hereinafter referred to collectively as the "Agreement").

      I have also examined originals, or copies certified or otherwise identified to my satisfaction, of such records of CSFP, certificates of public officials, and such other documents as I have deemed necessary for purposes of this opinion.

      For purposes of delivering the opinions set forth below, I have assumed the genuineness of all signatures, the authenticity of all documents (including the Agreement) submitted to me as originals, the conformity to authentic original documents of documents submitted to me as certified, conformed or photostatted copies and the authority of the person signing and delivering all such documents. I have also assumed that the Agreement has been duly authorized, executed and delivered by CSFP and is the legal, valid and

----------
(1) To be completed. There will be a separate opinion for each Master Agreement and Confirmation.

binding obligation of CSFP under English law. As to certain matters of fact, I have relied without additional investigation upon the documents examined or upon certificates and statements of officers of CSFP. I have also assumed that only the interest rate swap transaction evidenced by the Confirmation will be entered into under the Master Agreement.

      Based on the foregoing, and such other considerations of fact and law as I have deemed appropriate, I am of the opinion that:

1. The execution, delivery and performance of the Agreement by CSFP do not contravene any provision of law applicable to it and no authorizations of, exemptions by, or filings with, any governmental or other authority are required to be obtained or made by CSFP in connection therewith.

2. Assuming that the Agreement has been duly authorized, executed and delivered by the Counterparty and is a legal, valid and binding obligation of the Counterparty, the Agreement will be a legal, valid and binding agreement of CSFP, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting the enforcement of creditors' rights, and to general principles of equity, including without limitation those respecting the availability of specific performance, the enforcement of liquidated damages provisions and the ability to terminate an agreement or invoke a condition upon the occurrence of a default deemed immaterial (regardless of whether enforcement is sought in a proceeding in equity or at law).

      I do not express any opinion as to whether a money judgment granted by a court of the United States of America or of the State of New York would be rendered in a currency other than U.S. Dollars and the enforceability of the provisions of Section 7 of the Master Agreement to the extent that a Transaction may be deemed a "general intangible" under the New York Uniform Commercial Code.

      The opinions given above are limited to matters concerning the federal laws of the United States of America and the laws of the State of New York as they exist as of the date hereof and no opinion is expressed as to the laws of any other jurisdiction. I express no opinion as to the antitrust, banking, commodities, environmental, securities, insurance (including financial guaranty insurance) or tax laws of any state or the United States of America. I expressly disclaim any duty to update the opinions contained herein.

      The undersigned is duly admitted to practice law in the State of New York and has issued this opinion as an employee of Credit Suisse First Boston Corporation acting as its internal company counsel and as counsel to CSFP, and not in any other capacity. This opinion is solely for your benefit and may not be relied upon by any other person without my prior written consent other than Moody's Investors Service, Inc. and Duff & Phelps Credit Rating Co.


                                          Very truly yours,


                                          ---------------------
                                            Manuel J. Alvarez
                                           Director and Counsel

                                                                       EXHIBIT B


[___________], 1999

Credit Suisse Financial Products
One Cabot Square
London E144QJ
England

            Re: Credit Suisse First Boston Mortgage Securities Corp. Washington Mutual Bank, FA Mortgage-Backed Pass-Through Certificates, Series 1999-WM1

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Part 3 of the Schedule to the Master Agreement, dated as of December 3, 1999 (the "Agreement"), between Credit Suisse Financial Products ("Party A") and Bank One, National Association ("Party B").

We have acted as counsel to Party B in connection with the preparation, execution and delivery of the Agreement. In that connection we have examined such documents and considered such questions of law as we have deemed necessary or appropriate for the opinion expressed herein.

In examining the documents referred to above, we have assumed, and in giving this opinion, we assume, without independent verification:

(a) the genuineness of all signatures of such documents or the originals thereof, the authenticity of all documents submitted to us as originals and the completeness and conformity to original documents of all documents submitted to us as photostated, telecopied or certified copies and the authenticity of the originals of such copies; and

(b) that the Agreement constitutes the legal, valid, binding and enforceable obligation of Party A.

In rendering this opinion, we are opining on the following matters only insofar as they are governed by the laws of the State of Illinois. We have not made any investigation of the laws of any jurisdiction other than aforesaid.

Based upon and subject to the foregoing, we are of the opinion that:

1. Party B is a duly organized, validly existing and in good standing as a national banking association under the laws of the United States of America.

2. Pursuant to the constitutive documents and resolutions of the board of Party B it has the power (a) to execute and deliver the Agreement and any other required documentation relating to the Agreement, and (b) to perform its obligations under the Agreement, and has taken all necessary action to authorize such execution, delivery and performance.

3. Such execution, delivery and performance do not violate or conflict with any law applicable to Party B, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it.

4. Any consent, approval, authorization of, or filing with any governmental or other authority required by Party B in connection with the Agreement has been obtained or made and is in full force and effect and all conditions thereof have been satisfied and complied with.

5. The obligations of Party B under the Agreement constitute legal, valid and binding obligations enforceable against Party B in accordance with their respective terms (subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

This opinion is addressed to you and is solely for your benefit and may not be relied upon by any other person or for any other purpose other than the entering into and performing of the Agreement.

Very truly yours,

Ungaretti & Harris

                                                                     Class 5 A-3

                                                                December 3, 1999

Bank One, National Association solely in its capacity as Grantor Trustee for the benefit of the holders of the Class 5
A-3 Floating Rate Certificates and on
behalf of Washington Mutual Bank, FA
Series 1999 - WM1 Grantor Trust 1 Bank
One Plaza, Suite IL1-0126 Chicago,
Illinois 60670

--------------------------------------------------------------------------------

Dear Sirs:

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

1. The definitions and provisions contained in the 1991 ISDA Definitions (as supplemented by the 1998 Supplement) (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. References herein to a "Transaction" shall be deemed to be references to a "Swap Transaction" for the purposes of the 1991 ISDA Definitions.

      This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 3 December 1999 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

In this Confirmation "Party A" means Credit Suisse Financial Products and "Party B" means Bank One, National Association solely in its capacity as Grantor Trustee for and on behalf of Washington Mutual Bank, FA Series 1999 - WM1 Grantor Trust (the "Trust") and for the benefit of the holders of the Class 5 A-3 Floating Rate Certificates.

Unless otherwise defined herein or in the 1991 ISDA Definitions, capitalized terms used herein are used as defined in the Grantor Trust Agreement dated as of November 1, 1999 (the "Grantor Trust Agreement") by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor (in such capacity, the "Depositor"), Washington Mutual Bank, FA and Bank One, National Association as Grantor Trustee (in such capacity, the "Trustee").

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

            Notional Amount:            USD 200,000,000 for the initial
                                        Calculation Period and thereafter, for
                                        each subsequent Calculation Period, a
                                        USD amount equal to the then current
                                        Floating Rate Certificate Principal
                                        Balance, as determined by the
                                        Calculation Agent based on information
                                        provided to it by the Trustee no later
                                        than the Distribution Date in such
                                        Calculation Period.

            Trade Date:                 3 December 1999

            Effective Date:             3 December 1999 provided, however that
                                        for purposes of the initial Calculation
                                        Period, the Effective Date shall be 23
                                        November 1999.

            Termination Date:           The earlier to occur of (i) the date
                                        that the Floating Rate Certificate
                                        Principal Balance of the Class 5 A-3
                                        Floating Rate Certificates has been
                                        reduced to zero; and (ii) 23 April 2003.

      Party A Floating Amounts:         On each Party A Floating Rate Payer
                                        Payment Date, Party A shall pay to Party
                                        B a Floating Amount in US Dollars
                                        expressed in accordance with Section 6.1 of the 1991 ISDA Definitions, less the Adjustment Factor.

            Calculation Amount:         For any Party A Floating Rate Payer
                                        Payment Date, the Notional Amount,
                                        multiplied by a fraction the numerator
                                        of which is the Current Interest for
                                        such date and the denominator of which
                                        is interest due on the Class 5 A-3 REMIC
                                        Certificates for such date, in each case based on information provided by the Trustee to Party A not later than the Distribution Date in such Calculation
                                        Period.

            Party A Floating Rate
            Payer Payment Dates:        The 23rd day of each month commencing on
                                        23 December 1999 and ending on the
                                        Termination Date, subject to the
                                        Following Business Day Convention, but
                                        with No Adjustment to Period End Dates.

            Floating Rate for Initial
            Calculation Period:         5.81%

            Floating Rate Option:       USD-LIBOR-BBA provided that the
                                        reference to "two London Banking Days"
                                        in Section 7.1(s)(ii) of the 1991 ISDA
                                        Definitions shall be modified to read
                                        "two New York and London Banking Days",
                                        mutatis mutandis.

            Designated Maturity:        One month

            Spread: Plus 0.22% for the initial Calculation Period (the "Initial Spread"), and thereafter, an amount (which may be negative) determined by the Calculation Agent in accordance with the following formula:

                                        The Initial Spread, plus (a) the
                                        Reference Rate for the then current
                                        Calculation Period, minus (b) 6.7342%.

            I.                          Day Count Fraction: 30/360

            Reset Dates:                The first day of each Calculation
                                        Period.

            Compounding:                Inapplicable.

      Party B Floating Amounts:         On each Party B Floating Rate Payer
                                        Payment Date, Party B shall pay to Party
                                        A an amount in U.S. Dollars equal to the Current Interest, as determined by the Calculation Agent based on information provided to it by the Trustee on the Distribution Date in the Calculation
                                        Period.

            Party B Floating Rate
            Payer Payment Dates:        The Party A Floating Rate Payer Payment
                                        Dates.

      II.                               Business Days: States of New York,
                                        Washington, Illinois

      Calculation Agent:                Party A

3.    Additional Termination Events

      The occurrence of the following shall constitute an Additional Termination Event under Section 5(b)(v) of the Agreement.

      (i) The occurrence of an Optional Termination under Section 10.01 of the Pooling and Servicing Agreement. Notwithstanding anything to the contrary in the Agreement, the Early Termination Date with respect to this Additional Termination Event shall be the Optional Termination Date designated under the Pooling and Servicing Agreement.

      (ii) Any of the Grantor Trust Agreement, the Pooling and Servicing Agreement or any other instrument or agreement relating to the issuance of the Class 5 A-3 Floating Rate Certificates (collectively, the "Transaction Documents") shall have been amended or modified without the prior written consent of Party A if the result of such amendment or modification is (a) to increase or reduce or change the priority of payment of any amount stated to be payable by either party under the Transaction; (b) accelerate or postpone the scheduled date of any payment under the Transaction,
            (c) affect the calculation of any amount that would have been payable upon an early termination of the Transaction, (d) release a party from any of its obligations under the Transaction; or (e) modify any of the definitions in any of the Transaction Documents which would have the affect of any of the foregoing.

      (iii) 30 days following a Downgrade Event if Party A has not taken action that prevents the downgrading of the Class 5 A-3 Floating Rate Certificates below the rating of such Certificates by Moody's Investors Service, Inc. ("Moody's") immediately prior to the Downgrade Event.

      (iv) A payment default on the Class 5 A-3 REMIC Certificates that is caused by the failure of a party to the Pooling and Servicing Agreement to make a payment when due, provided that any cure period for such default provided in the Pooling and Servicing Agreement has expired.

      (v) The termination or dissolution of the Trust for any reason whatsoever, including a termination pursuant to Section 9.01 of the Grantor Trust Agreement.

4.    Additional Provisions

      (i) Notwithstanding anything to the contrary in the Agreement, upon the occurrence of an Early Termination Date, the Settlement Amount shall be equal to zero.

      (ii) The parties to this Transaction shall be entitled to assume that all information received from the Trustee is accurate and that it is reasonable to rely on that information. Neither party shall be liable for any errors that arise as a result of such reliance.

      (iii) Party A Downgrade Provision: If, at any time prior to the reduction of the Floating Rate Certificate Principal Balance of the Class 5 A-3 Floating Rate Certificates to zero, (a) the short-term or long-term debt or counterparty rating of Party A by Moody's is withdrawn, or (b) the short-term or long-term debt or counterparty rating of Party A by Moody's lowered below P-1 or A2, respectively, Party A shall promptly notify Party B of such event (a "Downgrade Event"). Within 30 days after the date of the occurrence of such event, Party A shall propose an arrangement which will prevent any reduction in the Moody's rating of the Class 5 A-3 Floating Rate Certificates below the then current rating on the Class 5 A-3 Floating Rate Certificates resulting from a Party A Downgrade Event. Such arrangements may include;

            (a) any arrangement satisfactory to Party A, Party B and Moody's; or

            (b) a transfer by Party A (solely at its cost or benefit) of its rights and obligations pursuant to this Transaction to a replacement swap counterparty that would result in the Class 5 A-3 Floating Rate Certificates receiving a rating from Moody's not lower than the rating applicable to the Class 5 A-3 Floating Rate Certificates immediately prior to the occurrence of the Downgrade Event.

      (iv) Party B shall deliver to Party A on each Distribution Date the monthly statement delivered to the holders of the Class 5 A-3 REMIC Certificates on such date pursuant to Section 4.04 of the Pooling and Servicing Agreement.

5.    Definitions:

      For the purposes of this Confirmation the following expressions shall have the following meanings ascribed to them, notwithstanding anything to the contrary in the Grantor Trust Agreement:

      "Adjustment Factor"           means, for any Party A Floating Rate Payer
                                    Payment Date, Realized Losses (as defined in the Pooling and Servicing Agreement) applied to reduce interest payable on the Class 5
                                    A-3 REMIC Certificates on such date. Party B shall notify Party A of any Adjustment
                                    Factor on the Distribution Date in the
                                    Calculation Period.

      "Class 5 A-3 Floating
      Rate Certificate"             means any of the Class 5 A-3 Floating Rate
                                    Certificates issued pursuant to the Grantor
                                    Trust Agreement, each representing the
                                    interests and rights described under the Grantor Trust Agreement.

      "Class 5 A-3 REMIC
      Certificates"                 means the Class 5 A-3 REMIC Certificates
                                    issued pursuant to the Pooling and Servicing
                                    Agreement.

      "Current Interest"            means with respect to any Party A Floating
                                    Rate Payer Payment Date, the amount of
                                    interest actually paid on the Washington
                                    Mutual Bank, FA Mortgage-Backed Pass-Through
                                    Certificates, Series 1999 - WM1, Class 5 A-3
                                    REMIC Certificates on the Distribution Date during the related Calculation Period at the Reference Rate.

      "Distribution Date"           means the day on which principal and
                                    interest is paid on the Class 5 A-3 REMIC
                                    Certificates pursuant to the Pooling and Servicing Agreement.

      "Floating Rate Certificate
      Principal Balance"            means as of any time of determination, the
                                    Floating Rate Certificate Principal Balance as of the Effective Date of all Class 5 A-3
                                    Certificates less any amounts actually
                                    distributed on such Class 5 A-3 Certificates with respect to the Principal Distribution
                                    Amount pursuant to Section 7.03(d) of the Grantor Trust Agreement with respect of the principal thereon on all prior Distribution
                                    Dates, and less any losses on the mortgage loans applied to reduce the outstanding principal balance of the Class 5 A-3 REMIC
                                    Certificates pursuant to the Pooling and Servicing Agreement on all prior
                                    Distribution Dates.

      "Pooling and Servicing
      Agreement"                    means the Pooling and Servicing Agreement,
                                    dated as of November 1, 1999 among the
                                    Depositor, Washington Mutual Bank, FA and the Trustee.

      "Reference Rate"              means, for any Party A Floating Rate Payer
                                    Payment Date, the Certificate Rate (as
                                    defined in the Pooling and Servicing
                                    Agreement) applicable to the Class 5 A-3
                                    REMIC Certificates for such date.

6.    Office:

      Party A is acting through its London Office for the purposes of this Transaction.

      Party B is acting through its Corporate Trust Office for the purposes of this Transaction.

7.    Account Details:

            Payments to Party A:    The Bank of New York
                                    ABA # 021-000-018
                                    Account # 890-0360-968
                                    For favor:  Credit Suisse Financial Products

            Payments to Party B:    Bank One, NA
                                    ABA #071000013
                                    Acct. # 4811-5377

                                    Re: WAMU 99-WM1
                                    Attn:  B. Grosse  407-1902

            Credit Suisse Financial Products is regulated by The Securities and Futures Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Party B on request.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

                                        CREDIT SUISSE FINANCIAL PRODUCTS

                                        By:  CSFP Trading LLC


                                          By:__________________________
                                             Name:
                                             Title:

BANK ONE, NATIONAL ASSOCIATION, solely in its capacity as Grantor Trustee for the benefit of the holders of the Class 5 A-3 Floating Rate Certificates and on behalf of WASHINGTON MUTUAL BANK, FA SERIES 1999- WM1 GRANTOR TRUST


By:__________________________
   Name:
     Title: